Exhibit 99.1

NEWS RELEASE

Dynegy Inc.   •   601 Travis Street   •   Suite 1400   •   Houston, Texas   •   77002   •   www.dynegy.com

FOR IMMEDIATE RELEASE	NR14-02

DYNEGY ANNOUNCES FULL YEAR 2013 RESULTS; INITIATES 2014 GUIDANCE

Full Year 2013 Summary:

•                  $227 million in total Adjusted EBITDA for 2013, including Illinois Power Holdings (IPH) Adjusted EBITDA of $12 million, an increase of $170 million compared to 2012.

•                  $215 million in Adjusted EBITDA, excluding IPH, within the 2013 Adjusted EBITDA guidance range of $200-225 million.

•                  Gas segment Adjusted EBITDA of $302 million exceeded the top end of the guidance range; Coal segment Adjusted EBITDA of $(4) million, within the guidance range.

•                  $222 million in Free Cash Flow, excluding IPH, exceeded the Free Cash Flow guidance range of $190-215 million.

•                  $946 million of liquidity at Dynegy Inc. and $215 million at IPH at December 31, 2013.

•                  $175 million in Cash Flow from Operations.

Fourth Quarter 2013 Summary:

•                  $63 million in Adjusted EBITDA, including IPH, an increase of $105 million compared to the fourth quarter 2012.

•                  On December 2, 2013, Dynegy closed the AER acquisition, which includes five coal-fired power plants with 4,062 MW of generation capacity and associated retail and marketing businesses.

•                  Implemented steps necessary to realize $95 million of synergies from the AER acquisition in 2014, exceeding the original target of $60 million and the revised target of $75 million.

2014 Guidance:

•                  2014 Adjusted EBITDA guidance of $300-350 million.

•                  2014 Free Cash Flow guidance of $10-60 million.

•                  PRIDE Reloaded launched targeting $300 million in balance sheet and earnings improvements during 2014—2016.

HOUSTON (February 27, 2014) — Dynegy Inc. (NYSE: DYN) reported 2013 total Adjusted EBITDA of $227 million, compared to $57 million for 2012. A $180 million improvement in Gas segment results and the addition of the IPH segment in December 2013 more than offset a $24 million decline in Coal segment Adjusted EBITDA. The Company’s operating loss was $318 million for the full year 2013. In 2012, the operating income for the Predecessor from January 1 to October 1 was $5 million and the operating loss for the Successor period October 2 to December 31 was $104 million. The 2013 net loss was $356 million. In 2012, the net loss for the Predecessor from January 1 to October 1 was $32 million and the net loss for the Successor period October 2 to December 31 was $107 million.

Fourth quarter 2013 total Adjusted EBITDA was $63 million compared to $(42) million for the same period in 2012. A $27 million increase in Adjusted EBITDA at the Coal segment, together with a $69 million improvement in Gas segment Adjusted EBITDA and the addition of the new IPH segment in December 2013, resulted in higher consolidated results. The 2013 fourth quarter operating loss was $107 million compared to an operating loss of $104 million for the same period in 2012. Net loss for the fourth quarter 2013 was $91 million, compared to $107 million for the same period in 2012.

“Dynegy completed 2013 with strong financial and operational performance. Total Adjusted EBITDA during the fourth quarter improved by more than $100 million versus the same period last year as power prices improved with colder than normal temperatures. Our 2013 safety results were the best in Company history. The fourth quarter closing of the AER acquisition nearly doubled our operations in the Midwest and will lead to synergies of approximately $95 million, far surpassing the initial $60 million expectation,” said Dynegy President and Chief Executive Officer Robert C. Flexon. “Looking forward to 2014, we expect volatility in near-term natural gas and power prices to continue as a result of demand and the steep decline in natural gas inventories.”

Full Year Comparative Results

	Successor (1)
	Year Ended December 31, 2013
	(in millions)
	Coal	IPH	Gas	Other	Total
Operating income (loss)	$(207)	$(17)	$7	$(101)	$(318)
Plus / (Less):
Depreciation expense	50	3	160	3	216
Bankruptcy reorganization items, net	—	—	—	(1)	(1)
Amortization of intangible assets and liabilities	126	(2)	127	—	251
Earnings from unconsolidated investments	—	—	2	—	2
Other items, net	—	—	2	6	8
EBITDA (2)	(31)	(16)	298	(93)	158
Plus / (Less):
Bankruptcy reorganization items, net	—	—	—	1	1
Acquisition and integration costs	—	20	—	—	20
Mark-to-market loss, net	25	8	4	—	37
Change in fair value of common stock warrants	—	—	—	1	1
Restructuring costs and other expenses	—	—	—	8	8
Other	2	—	—	—	2
Adjusted EBITDA (2)	$(4)	$12	$302	$(83)	$227

(1)         As a result of the application of fresh-start accounting on the Chapter 11 Plan Effective Date, the financial statements on or prior to October 1, 2012 are not comparable with the financial statements after October 1, 2012. Please refer to Dynegy’s 2013 Form 10-K (when filed) for greater discussion of the accounting impacts of fresh-start accounting on the Company’s GAAP financial statements.

(2)         EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis. Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and filed on February 27, 2014, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Combined (1)
	Year Ended December 31, 2012
	(in millions)
	Coal	Gas	Other	Total
Operating income (loss)	$(112)	$97	$(84)	$(99)
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	(832)	(832)
Bankruptcy reorganization items, net	—	—	1,034	1,034
Depreciation expense	21	127	7	155
Amortization of intangible assets and liabilities	78	61	—	139
Earnings from unconsolidated investments	—	2	—	2
Other items, net	5	2	32	39
EBITDA (2)	(8)	289	157	438
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	832	832
Bankruptcy reorganization items, net	—	—	(1,034)	(1,034)
Interest income on Undertaking receivable	—	—	(24)	(24)
Restructuring costs and other expense	—	—	3	3
Mark-to-market (gain) loss, net	7	(166)	—	(159)
Premium adjustment	1	(1)	—	—
Changes in fair value of common stock warrants	—	—	(8)	(8)
Adjusted EBITDA from Dynegy (2)	$—	$122	$(74)	$48
Adjusted EBITDA from Legacy Dynegy (2)(3)	20	—	(11)	9
Adjusted EBITDA (2)	$20	$122	$(85)	$57

(1)         For purposes of presenting Adjusted EBITDA for 2012, we combined the 2012 Successor Period and the 2012 Predecessor Period in order to reconcile our non-GAAP measure to its nearest comparable GAAP measure. The combined Successor and Predecessor periods are also non-GAAP due to fresh-start accounting. Therefore, a table reconciling the combined amounts to the separate Successor and Predecessor periods is included later in this release.

(2)         EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis.  Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and filed on February 27, 2014, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

(3)         Our 2012 consolidated results reflect the results of our accounting predecessor, DH. Therefore the results of our Coal segment are not included in our consolidated results for the period from January 1, 2012 through June 5, 2012.  However, we have included the Adjusted EBITDA related to the Coal segment for the period from January 1, 2012 through June 5, 2012 in this adjustment because it is a part of our ongoing business and management uses Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.

Segment Review of Results Year-Over-Year

Coal — The full-year 2013 operating loss was $207 million. In 2012, the operating loss for the Predecessor from January 1 to October 1 was $63 million and the operating loss for the Successor period October 2 to December 31 was $49 million. Adjusted EBITDA totaled $(4) million during 2013 compared to $20 million in 2012. The year-over-year decrease in Adjusted EBITDA is due to $24 million in lower realized prices on hedged generation.

Gas — Full-year 2013 operating income was $7 million. In 2012, the operating income for the Predecessor from January 1 to October 1 was $128 million and the operating loss for the Successor period October 2 to December 31 was $31 million. Adjusted EBITDA totaled $302 million during 2013 compared to $122 million in 2012. Adjusted EBITDA improved due to a $170 million reduction in negative settlements associated with legacy commercial positions, $13 million in higher capacity revenues and resource adequacy payments primarily at Ontelaunee and Morro Bay.

Fourth Quarter Comparative Results

	Successor
	Three Months Ended December 31, 2013 (in millions)
	Coal	IPH	Gas	Other	Total
Operating Loss	$(44)	$(17)	$(23)	$(23)	$(107)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	—	1	1
Earnings from unconsolidated investment	—	—	2	—	2
Other items, net	—	—	2	(1)	1
Depreciation expense	14	3	42	1	60
Amortization of intangible assets and liabilities	31	(2)	32	—	61
EBITDA (1)	$1	$(16)	$55	$(22)	$18
Plus / (Less):
Bankruptcy reorganization items, net	—	—	—	(1)	(1)
Acquisition and integration costs	—	20	—	(6)	14
Mark-to-market loss, net	9	8	12	—	29
Restructuring costs and other expenses	—	—	—	3	3
Adjusted EBITDA (1)	$10	$12	$67	$(26)	$63

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis. Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and filed on February 27, 2014, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Successor
	Three Months Ended December 31, 2012 (in millions)
	Coal	Gas	Other	Total
Operating Loss	$(49)	$(31)	$(24)	$(104)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(3)	(3)
Earnings from unconsolidated investment	—	2	—	2
Other items, net	—	—	8	8
Depreciation expense	8	36	1	45
Amortization of intangible assets and liabilities	29	32	—	61
EBITDA (1)	(12)	39	(18)	9
Plus / (Less):
Bankruptcy reorganization items, net	—	—	3	3
Mark-to-market gain, net	(6)	(39)	—	(45)
Premium adjustment	1	(2)	—	(1)
Changes in fair value of common stock warrants	—	—	(8)	(8)
Adjusted EBITDA (1)	$(17)	$(2)	$(23)	$(42)

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis.  Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and filed on February 27, 2014, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

Segment Review of Results Quarter-Over-Quarter

Coal — The fourth quarter 2013 operating loss was $44 million compared to a fourth quarter 2012 operating loss of $49 million. Fourth quarter Adjusted EBITDA totaled $10 million, compared to $(17) million for the same period in 2012. The $27 million improvement resulted primarily from higher realized prices and generation volumes, which led to an additional $18 million in Adjusted EBITDA, while a reduction in the delivered cost of coal contributed an additional $6 million to segment results.

Gas — The fourth quarter 2013 operating loss was $23 million, compared to an operating loss of $31 million in the same period last year. Adjusted EBITDA totaled $67 million during the fourth quarter of 2013, compared to $(2) million during the same period in 2012. Higher pricing and generation levels, particularly at our Independence and Moss Landing facilities, led to a $15 million improvement in energy margin, while capacity revenues, primarily from our Ontelaunee facility, rose by $6 million. This, together with a $6 million reduction in operating and maintenance expense and the reduction of $40 million in legacy commercial settlements, which negatively impacted the fourth quarter last year, led to the improvement in segment results.

Liquidity

As of December 31, 2013, Dynegy’s available liquidity was $1,161 million which included $843 million in cash and cash equivalents and $318 million of revolver availability under the Company’s revolving credit facility. The liquidity at Dynegy Inc. was $946 million, which included $628 million in cash and cash equivalents and $318 million in revolver capacity. Cash and cash equivalents at IPH totaled $215 million.

	December 31, 2013
(amounts in millions)	Dynegy Inc.	IPH (1)(2)	Total
Revolver capacity	$475	$—	$475
Less: Outstanding letters of credit	(157)	—	(157)
Revolver availability	318	—	318
Cash and cash equivalents	628	215	843
Total available liquidity	$946	$215	$1,161

(1)         Includes Cash and cash equivalents of $190 million related to Genco.

(2)         Due to the ring-fenced nature of IPH, cash at the IPH and Genco entities may not be moved out of these entities without meeting certain criteria. However, cash at these entities is available to support current operations of these entities.

Consolidated Cash Flow

Cash flow provided by operations for the full year of 2013 was $175 million. For 2013, the generation business provided cash of $199 million, partially offset by interest payments to service debt related to the Gas and Coal segments credit agreements. Corporate and other operations used cash of approximately $80 million, primarily for interest payments and other general and administrative expenses. This was partially offset by $56 million in positive changes in working capital, including $34 million for the return of collateral.

Cash flow provided by investing activities totaled $474 million for the full year of 2013. Capital expenditures totaled $98 million for 2013, including $91 million in maintenance capital expenditures and $7 million in environmental capital expenditures. During 2013, there was a $335 million cash inflow related to restricted cash balances due to the release of cash collateral associated with letter of credit facilities for the Gas and Coal segments. Through the AER acquisition, which closed on December 2, 2013, the Company acquired $234 million in cash.

Cash flow used in financing activities in 2013 was $154 million. During 2013, proceeds related to refinancing, net of financing costs, of $1,751 million were more than offset by repayments of borrowings, including debt extinguishment costs, of $1,917 million.

PRIDE Reloaded

Dynegy is relaunching its successful PRIDE initiative — a cost and margin improvement and balance sheet efficiency program — to the expanded fleet of power generation facilities. Over the next three years, the Company is targeting $135 million in operating improvements and $165 million in balance sheet efficiencies. Nearly fifty specific initiatives have been identified that will reduce the Company’s annual fixed cash operating costs. Gross margin improvements are anticipated to come from improved fuel sourcing and transportation and fleet availability. Dynegy is continuing to use the PRIDE initiative to improve operating performance, cost structure and the balance sheet to drive recurring cash flow benefits.

2014 Guidance

Dynegy 2014 total Adjusted EBITDA guidance is forecasted to be between $300 million and $350 million. The 2014 Free Cash Flow guidance has been set at $10 million to $60 million. The guidance ranges are based on February 10, 2014 commodity curves.

Investor Conference Call/Webcast

Dynegy will discuss its fourth quarter and full year 2013 financial results during an investor conference call and webcast today, February 27, 2014 at 9 a.m. ET/8 a.m. CT. Participants may access the webcast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,121 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 2,980 megawatts of primarily coal-fired baseload power plants. The Illinois Power Holdings, LLC portfolio consists of approximately 4,062 megawatts of primarily coal-fired baseload power plants. Homefield Energy is a retail electricity provider serving businesses and residents in Illinois.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning volatility in near term natural gas and power prices; execution of its PRIDE reloaded target in balance sheet and earnings improvements for 2014-2016, including improving operating performance, cost structure and the balance sheet to drive cash flow benefits; anticipated earnings and cash flows and 2014 Adjusted EBITDA and Free Cash Flow guidance. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings guidance. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2013 Form 10-K (when filed). In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) Dynegy’s anticipated benefits and expected synergies resulting from the AER acquisition and beliefs associated with the integration of operations; (ii) lack of comparable financial data due to the application of fresh-start accounting; (iii) limitations on Dynegy’s ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (iv) expectations regarding Dynegy’s compliance with its Credit Agreement, including collateral demands, interest expense, any applicable financial ratios and other payments; (v) efforts to secure retail sales and the timing of such sales; (vi) the timing and anticipated benefits to be achieved through Dynegy’s company-wide savings improvement programs, including its PRIDE initiative; (vii) efforts to identify opportunities to reduce congestion and improve busbar power prices; (viii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts and other laws and regulations to which Dynegy is, or could become, subject; (ix) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any; (x) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xi) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale and retail power generation market, including the anticipation of higher market pricing over the longer term; (xii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage Dynegy’s exposure to energy price volatility; (xiii) beliefs and assumptions about weather and general economic conditions; (xiv) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xvi) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities; (xvii) beliefs regarding successful renegotiation of the IBEW Local 1245 collective bargaining agreement; (xviii) beliefs regarding redevelopment efforts for the Morro Bay facility; (xix) beliefs and assumptions regarding approval by the CPUC of the SCE 2016 transaction for Moss Landing Units 6 & 7; (xx) ability to mitigate impacts associated with expiring RMR and/or capacity contracts; (xxi) beliefs about the outcome of legal, administrative, legislative and regulatory matters; and (xxii) expectations regarding performance standards and capital and maintenance expenditures. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Dynegy Inc. Contacts: Media: Katy Sullivan, 713.767.5800; Analysts: 713.507.6466

DYNEGY INC.

REPORTED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED) (IN MILLIONS, EXCEPT PER SHARE DATA)

	Successor		Predecessor
	Year Ended December 31, 2013	October 2 Through December 31, 2012	January 1 Through October 1, 2012

Revenues	$1,466	$312	$981
Cost of sales	(1,145)	(268)	(662)
Gross margin, exclusive of depreciation shown separately below	321	44	319
Operating and maintenance expense, exclusive of depreciation expense shown separately below	(308)	(81)	(148)
Depreciation expense	(216)	(45)	(110)
Gain on sale of assets, net	2	—	—
General and administrative expense	(97)	(22)	(56)
Acquisition and integration costs	(20)	—	—
Operating income (loss)	(318)	(104)	5
Bankruptcy reorganization items, net	(1)	(3)	1,037
Earnings from unconsolidated investments	2	2	—
Interest expense	(97)	(16)	(120)
Loss on extinguishment of debt	(11)	—	—
Impairment of Undertaking receivable, affiliate	—	—	(832)
Other income and expense, net	8	8	31
Income (loss) from continuing operations before income taxes	(417)	(113)	121
Income tax benefit	58	—	9
Income (loss) from continuing operations	(359)	(113)	130
Income (loss) from discontinued operations, net of tax	3	6	(162)
Net loss	$(356)	$(107)	$(32)
Less: Net income (loss) attributable to the noncontrolling interests	—	—	—
Net loss attributable to Dynegy Inc.	$(356)	$(107)	$(32)

Loss per share:

Basic loss per share attributable to Dynegy Inc.: (3)
Loss from continuing operations (1)	$(3.59)	$(1.13)	N/A
Income from discontinued operations	0.03	0.06	N/A
Basic loss per share per share attributable to Dynegy Inc. (3)	$(3.56)	$(1.07)	N/A

Diluted loss per share attributable to Dynegy Inc.: (3)
Loss from continuing operations (1)	$(3.59)	$(1.13)	N/A
Income from discontinued operations	0.03	0.06	N/A
Diluted loss per share attributable to Dynegy Inc. (3)	$(3.56)	$(1.07)	N/A

Basic shares outstanding	100	100	N/A
Diluted shares outstanding	100	100	N/A

(1)         For the year ended December 31, 2013 and the 2012 Successor Period, a reconciliation of basic loss per share from continuing operations attributable to Dynegy Inc. to diluted loss per share from continuing operations attributable to Dynegy Inc. is presented below:

Loss from continuing operations	$(359)	$(113)
Less: Net income (loss) attributable to noncontrolling interest	—	—
Loss from continuing operations attributable to Dynegy Inc. for basic and diluted loss per share	$(359)	$(113)

Basic weighted-average shares	100	100
Effect of dilutive securities (2)	—	—
Diluted weighted-average shares	100	100

Loss per share from continuing operations attributable to Dynegy Inc.
Basic	$(3.59)	$(1.13)
Diluted (2)	$(3.59)	$(1.13)

(2)         Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for all periods presented.

(3)         Prior to the Merger, DH was organized as a limited liability company and the capital structure of DH did not change until September 30, 2012.  Although Legacy Dynegy’s shares were publicly traded, DH did not have any publicly traded shares during the Predecessor periods; therefore, no loss per share is presented for the 2012 Predecessor Period.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the twelve months ended December 31, 2013:

	Successor
	Twelve Months Ended December 31, 2013
	Coal	IPH	Gas	Other	Total
Net loss attributable to Dynegy Inc.					$(356)
Plus / (Less):
Income from discontinued operations, net of tax					(3)
Income tax benefit (1)					(58)
Interest expense					97
Loss on extinguishment of debt					11
Depreciation expense					216
Amortization of intangible assets and liabilities					251
EBITDA (2)	$(31)	$(16)	$298	$(93)	$158
Plus / (Less):
Bankruptcy reorganization items, net	—	—	—	1	1
Acquisition and integration costs	—	20	—	—	20
Mark-to-market loss, net	25	8	4	—	37
Change in fair value of common stock warrants	—	—	—	1	1
Restructuring costs and other expenses	—	—	—	8	8
Other	2	—	—	—	2
Adjusted EBITDA (2)	$(4)	$12	$302	$(83)	$227

(1)         For the twelve months ended December 31, 2013, the difference between the effective tax rate of 14 percent and the statutory federal rate of 35 percent resulted primarily due to a change in our valuation allowance.  As of December 31, 2013, we do not believe we will produce sufficient taxable income, nor are there tax planning strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(2)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on February 27, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of Operating income (loss) to EBITDA is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Successor
	Twelve Months Ended December 31, 2013
	Coal	IPH	Gas	Other	Total

Operating income (loss)	$(207)	$(17)	$7	$(101)	$(318)
Bankruptcy reorganization items, net	—	—	—	(1)	(1)
Earnings from unconsolidated investments	—	—	2	—	2
Other items, net	—	—	2	6	8
Depreciation expense	50	3	160	3	216
Amortization of intangible assets and liabilities	126	(2)	127	—	251
EBITDA	$(31)	$(16)	$298	$(93)	$158

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA for the twelve months ended December 31, 2012, which includes the 2012 Successor Period and the 2012 Predecessor Period:

	Combined (1)
	Twelve Months Ended December 31, 2012
	Coal	Gas	Other	Total
Net loss				$(139)
Plus / (Less):
Loss from discontinued operations, net of tax				156
Income tax benefit (2)				(9)
Interest expense				136
Depreciation expense				155
Amortization of intangible assets and liabilities				139
EBITDA (3)	$(8)	$289	$157	$438
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	832	832
Bankruptcy reorganization items, net	—	—	(1,034)	(1,034)
Interest income on Undertaking receivable	—	—	(24)	(24)
Mark-to-market (gain) loss, net	7	(166)	—	(159)
Premium adjustment	1	(1)	—	—
Change in fair value of common stock warrants	—	—	(8)	(8)
Restructuring costs and other expense	—	—	3	3
Adjusted EBITDA from Dynegy (3)	—	122	(74)	48
Adjusted EBITDA from Legacy Dynegy (3)(4)	20	—	(11)	9
Adjusted EBITDA (3)	$20	$122	$(85)	$57

(1)                       For purposes of presenting Adjusted EBITDA for 2012, we combined the 2012 Successor Period and the 2012 Predecessor Period in order to reconcile our non-GAAP measure to its nearest comparable GAAP measure. The combined Successor and Predecessor periods are also non-GAAP due to fresh-start accounting. Therefore, the following table is provided to reconcile the combined amounts to the separate Successor and Predecessor periods.

	Successor	Predecessor
	October 2 Through December 31, 2012	January 1 Through October 1, 2012	Total

Net loss	$(107)	$(32)	$(139)
Plus / (Less):
Loss from discontinued operations, net of tax	(6)	162	156
Income tax benefit	—	(9)	(9)
Interest expense	16	120	136
Depreciation expense	45	110	155
Amortization of intangible assets and liabilities	60	79	139
EBITDA	$8	$430	$438

(2)                       For the 2012 Successor Period and the 2012 Predecessor Period, the difference between the effective income tax rate of zero percent and seven percent, respectively, and the statutory rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes.  As of December 31, 2012, we do not believe we will produce sufficient future taxable income, nor are there tax strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(3)                       EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on February 27, 2014, for definitions, utility and uses of such non-GAAP financial measures.   A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Combined
	Twelve Months Ended December 31, 2012
	Coal	Gas	Other	Total

Operating income (loss)	$(112)	$97	$(84)	$(99)
Impairment of Undertaking receivable, affiliate	—	—	(832)	(832)
Bankruptcy reorganization items, net	—	—	1,034	1,034
Earnings from unconsolidated investment	—	2	—	2
Other items, net	5	2	32	39
Depreciation expense	21	127	7	155
Amortization of intangible assets and liabilities	78	61	—	139
EBITDA	$(8)	$289	$157	$438

(4)                       Our 2012 consolidated results reflect the results of our accounting predecessor, DH. Therefore, the results of our Coal segment are not included in our consolidated results for the period from January 1, 2012 through June 5, 2012.  However, we have included the Adjusted EBITDA related to the Coal segment for the period from January 1, 2012 through June 5, 2012 in this adjustment because it is a part of our ongoing business and management uses Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.

DYNEGY INC.

SUMMARY CASH FLOW INFORMATION (1)

TWELVE MONTHS ENDED DECEMBER 31, 2013

(UNAUDITED) (IN MILLIONS)

Successor
Twelve Months Ended December 31, 2013
Adjusted EBITDA (2)	$227
Interest payments	(94)
Cash taxes	1
Collateral	34
Working capital / non-cash adjustments / other changes	7
Net cash provided by operating activities	175
Maintenance capital expenditures	(91)
Environmental capital expenditures	(7)
Return of cash collateral, net (investing)	335
Removal of IPH cash impact	19
Proceeds from 2013 refinancing, net of financing costs	1,751
Repayments of borrowings, including debt extinguishment costs	(1,917)
Interest rate swap settlement payments	(5)
Collateral, excluding IPH collateral	(42)
Other	4
Free cash flow	$222

Return of cash collateral, net	$335
Capital expenditures	(98)
Acquisition, net of cash acquired in acquisition	234
Proceeds from sale of assets	3
Net cash provided by investing activities	$474

Proceeds from long-term borrowings, net of financing costs	$1,768
Repayments of borrowings, including debt extinguishment costs	(1,917)
Interest rate swap settlement payments	(5)
Net cash used in financing activities	$(154)

(1)                       This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Free cash flow.  We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements.  A reconciliation of Free cash flow from Net cash provided by operating activities is presented above.  Please refer to Item 2.02 of our Form 8-K filed on February 27, 2014, for definitions, utility and uses of such non-GAAP financial measures.

(2)                       Adjusted EBITDA is a non-GAAP financial measure.  Please refer to Item 2.02 of our Form 8-K filed on February 27, 2014, for definitions, utility and uses of such non-GAAP financial measures.  Please see Reported Segmented Results of Operations for the twelve months ended December 31, 2013 for a reconciliation of Adjusted EBITDA to Net loss.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our Adjusted EBITDA by segment for the three months ended December 31, 2013:

	Successor
	Three Months Ended December 31, 2013
	Coal	IPH	Gas	Other	Total
Net loss attributable to Dynegy Inc.					$(91)
Plus / (Less):
Income tax benefit (1)					(38)
Interest expense					26
Depreciation expense					60
Amortization of intangible assets and liabilities					61
EBITDA (2)	$1	$(16)	$55	$(22)	$18
Plus / (Less):
Bankruptcy reorganization items, net	—	—	—	(1)	(1)
Acquisition and integration costs	—	20	—	(6)	14
Mark-to-market loss, net	9	8	12	—	29
Restructuring costs and other expenses	—	—	—	3	3
Adjusted EBITDA (2)	$10	$12	$67	$(26)	$63

(1)                       For the three months ended December 31, 2013, the difference between the effective tax rate of 14 percent and the statutory federal rate of 35 percent resulted primarily due to a change in our valuation allowance.  As of December 31, 2013, we do not believe we will produce sufficient taxable income, nor are there tax planning strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(2)                       EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on February 27, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Successor
	Three Months Ended December 31, 2013
	Coal	IPH	Gas	Other	Total

Operating loss	$(44)	$(17)	$(23)	$(23)	$(107)
Bankruptcy reorganization items, net	—	—	—	1	1
Earnings from unconsolidated investments	—	—	2	—	2
Other items, net	—	—	2	(1)	1
Depreciation expense	14	3	42	1	60
Amortization of intangible assets and liabilities	31	(2)	32	—	61
EBITDA	$1	$(16)	$55	$(22)	$18

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our Adjusted EBITDA for the three months ended December 31, 2012:

	Successor
	Three Months Ended December 31, 2012
	Coal	Gas	Other	Total
Net loss				$(107)
Plus / (Less):
Loss from discontinued operations, net of tax				(6)
Income tax benefit (1)				—
Interest expense				16
Depreciation expense				45
Amortization of intangible assets and liabilities				61
EBITDA (2)	$(12)	$39	$(18)	$9
Plus / (Less):
Bankruptcy reorganization items, net	—	—	3	3
Mark-to-market gain, net	(6)	(39)	—	(45)
Premium adjustment	1	(2)	—	(1)
Change in fair value of common stock warrants	—	—	(8)	(8)
Adjusted EBITDA (2)	$(17)	$(2)	$(23)	$(42)

(1)                       For the 2012 Successor Period, the difference between the effective income tax rate of zero percent and the statutory rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes.  As of December 31, 2012, we do not believe we will produce sufficient future taxable income, nor are there tax strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(2)                       EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on February 27, 2014 for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Successor
	Three Months Ended December 31, 2012
	Coal	Gas	Other	Total

Operating loss	$(49)	$(31)	$(24)	$(104)
Bankruptcy reorganization items, net	—	—	(3)	(3)
Earnings from unconsolidated investment	—	2	—	2
Other items, net	—	—	8	8
Depreciation expense	8	36	1	45
Amortization of intangible assets and liabilities	29	32	—	61
EBITDA	$(12)	$39	$(18)	$9

Regulation G Reconciliation

DYNEGY INC.

2013 Adjusted EBITDA Guidance

	CoalCo		GasCo		Corporate		Dynegy Consolidated
	Low	High	Low	High	Low	High	Low	High
Net Income (Loss)							$(391)	$(415)
Plus/ (Less):
Income from discontinued operations, net of tax (3)							(5)	(5)
Bankruptcy reorganization items, net							3	5
Loss on extinguishment of debt (3)							11	11
Interest expense							85	85
Other items, net							10	15
Operating Income (Loss)	$(190)	$(184)	$(9)	$(15)	$(108)	$(110)	$(287)	$(304)
Depreciation Expense	33	47	148	164	3	3	184	214
Bankruptcy reorganization items, net	—	—	—	—	(3)	(5)	(3)	(5)
Other items, net	—	—	—	—	(10)	(15)	(10)	(15)
EBITDA (1)	(157)	(137)	139	149	(118)	(127)	(116)	(110)
Plus:
Bankruptcy reorganization items, net	—	—	—	—	3	5	3	5
Acquisition and integration costs	—	—	—	—	10	15	10	15
Market-to-market loss, net (2)	22	22	15	15	—	—	37	37
Amortization of intangible assets and liabilities	125	130	125	130	—	—	250	260
Change in fair value of common stock warrants (2)	—	—	—	—	9	9	9	9
Restructuring costs and other expenses	—	—	—	—	6	8	6	8
Other (3)	—	—	1	1	—	—	1	1
Adjusted EBITDA (1)	$(10)	$15	$280	$295	$(90)	$(90)	$200	$225

(1)  EBITDA and Adjusted EBITDA are non-GAAP Measures.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

(2)   Represents actual amounts for the six months ended June 30, 2013. Full year results will vary based on changes in the market through December 31, 2013.

(3)   Represents actual amounts for the six months ended June 30, 2013.

2013 Free Cash Flow Guidance - Regulation G Reconciliation

(IN MILLIONS)

	Dynegy Consolidated
	Low	High
Adjusted EBITDA	$200	$225
Cash Interest Payments	(85)	(85)
Other Changes	15	15
Cash Flow from Operations	130	155
Interest rate swap settlements	(5)	(5)
Maintenance Capital Expenditures	(100)	(100)
Environmental Capital Expenditures	(10)	(10)
Costs to refinance debt	(100)	(100)
Return of restricted cash posted as collateral, net (4)	275	275
Free Cash Flow	$190	$215

(4)   Amount represents the return of restricted cash posted as collateral net of $61 million used to repay existing debt.

Regulation G Reconciliation

DYNEGY INC.

2014 Adjusted EBITDA Guidance

(IN MILLIONS)

	Dynegy Consolidated
	Low	High
Net Income (Loss)	$(111)	$(83)
Plus / (Less):
Interest expense	145	145
Operating Income (Loss)	$34	$62
Depreciation expense	225	235
Amortization of intangible assets and liabilities	40	50
EBITDA (1)	299	347
Plus:
Acquisition and integration costs	1	3
Adjusted EBITDA (1)	$300	$350

(1)                       EBITDA and Adjusted EBITDA are non-GAAP measures.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

Regulation G Reconciliation

2014 Free Cash Flow Guidance

(IN MILLIONS)

	Dynegy Consolidated
	Low	High
Adjusted EBITDA	$300	$350
Cash Interest Payments	(145)	(145)
Other Changes	15	15
Cash Flow from Operations	170	220
Maintenance Capital Expenditures	(125)	(125)
Environmental Capital Expenditures	(35)	(35)
Free Cash Flow	$10	$60

DYNEGY INC.

OPERATING DATA

The following table provides summary financial data regarding our Coal, IPH and Gas segment results of operations for the three and twelve months ended December 31, 2013 and the 2012 Successor and Predecessor periods, respectively.  As a result of the AER Acquisition, 2013 results only include the results of the IPH segment for the period of December 2, 2013 through December 31, 2013.  As a result of the DMG Acquisition, 2012 results only include the results of the Coal segment for the period of June 6, 2012 through December 31, 2012.

	Successor		Successor	Predecessor
	Three Months Ended December 31, 2013	Year Ended December 31, 2013	October 2 Through December 31, 2012	January 1 Through October 1, 2012
Coal
Million Megawatt Hours Generated (1)	5.5	20.4	4.7	6.6
In Market Availability for Coal Fired Facilities (2)	86%	89%	86%	93%
Average Quoted Market Power Prices ($/MWh) (3):
On-Peak: Indiana (Indy Hub)	$37.73	$38.04	$34.76	$39.72
Off-Peak: Indiana (Indy Hub)	$28.50	$27.50	$25.94	$23.88

IPH
Million Megawatt Hours Generated (4)	2.4	2.4	N/A	N/A
In Market Availability for Coal Fired Facilities (5)	90%	90%	N/A	N/A
Average Quoted Market Power Prices ($/MWh) (6):
On-Peak: Indiana (Indy Hub)	$40.32	$40.32	N/A	N/A
Off-Peak: Indiana (Indy Hub)	$30.82	$30.82	N/A	N/A

Gas
Million Megawatt Hours Generated (7)	3.7	16.2	3.5	16.9
In Market Availability for Combined Cycle Facilities (8)	97%	97%	83%	98%
Average Capacity Factor for Combined Cycle Facilities (9)	38%	43%	36%	57%
Average Market On-Peak Spark Spreads ($/MWh) (10):	$14.69	$15.71	$13.05	$15.04
Average Market Off-Peak Spark Spreads ($/MWh) (10):	$2.60	$3.50	$3.15	$4.71
Average Natural Gas Price - Henry Hub ($/MMBtu) (11)	$3.84	$3.72	$3.39	$2.53

(1)                                 Reflects production volumes in million MWh generated during the periods Coal was included in our consolidated results.  Generation volumes were 19.9 million MWh for the full twelve months ended December 31, 2012.

(2)                                 Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched during the periods Coal was included in our consolidated results.  In Market Availability for Coal Fired Facilities was 92 percent for the full twelve months ended December 31, 2012.

(3)                                 Reflects the average of day-ahead quoted prices for the periods Coal was included in our consolidated results and does not necessarily reflect prices we realized.  The average of day-ahead quoted prices was $34.61 for the full twelve months ended December 31, 2012.

(4)                                 Reflects production volumes in million MWh generated during the periods IPH was included in our consolidated results.

(5)                                 Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched during the periods IPH was included in our consolidated results.

(6)                                 Reflects the average of day-ahead quoted prices for the period IPH was included in our consolidated results and does not necessarily reflect prices we realized.

(7)                                 Includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility for the three and twelve months ended December 31, 2013 and 2012, respectively.

(8)                                 Reflects the percentage of generation available when market prices are such that these units could be profitably dispatched.

(9)                                 Reflects actual production as a percentage of available capacity.

(10)                          Reflects the average of our on- or off-peak spark spreads at the following facilities:  Commonwealth Edison (NI Hub), PJM West, North of Path (NP 15), New York - Zone A and Mass Hub.

(11)                          Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.